                                                                    EXHIBIT 3.25
                           UNITED STATES OF AMERICA

                               STATE OF LOUISIANA

                                 FOX MCKEITHEN
                               SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed and following is a True and Correct copy of the Articles of Incorporation, Initial Report, Amendments and 1996 Annual Report of

                       LOUISIANA GAMING ENTERPRISES, INC.

A LOUISIANA corporation domiciled at HARVEY,

As shown by comparison with documents filed and recorded in this Office.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

April 29, 1997

/s/ Fox McKeithen

CBU

Secretary of State

ARTICLES OF INCORPORATION              *UNITED STATES OF AMERICA
                                       *
OF                                     *STATE OF LOUISIANA
                                       *
LOUISIANA GAMING ENTERPRISES, INC.     *PARISH OF JEFFERSON
******************************************************************************

     BE IT KNOWN that on the 22nd day of October, 1991, before me, William L. Von Hoene, Notary Public duly commissioned and qualified in and for the State and parish aforesaid, personally appeared the subscribers hereto, of full age of majority, who declared to me, Notary, in the presence of the undersigned competent witnesses, that availing themselves of the provisions of the Louisiana Business Corporation Law (Louisiana R.S. 12:1 et seq), they do hereby form,
                                              ------
organize and constitute themselves, as well as all such other persons who may hereafter join or become associated with them or their successors; into a business corporation under and in accordance with the following Articles of
Incorporation:

                                   ARTICLE I
     The name of the Corporation is LOUISIANA GAMING ENTERPRISES, INC.

                                   ARTICLE II
     The Corporation's purpose is to engage in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Law.

                                  ARTICLE III
     The Corporation has authority to issue 100 shares of common stock without par value.

                               ARTICLE IV

     The Incorporators' names and post office addresses are:
     Name                     Address
     ----                     -------

     Eric F. Skrmetta         501 Destrehan Avenue
                              Harvey, Louisiana 70058

                                   ARTICLE V

     Shareholders shall have preemptive rights.

                                   ARTICLE VI

     The business affairs of the corporation shall be managed by the Board of Directors. The number of directors shall be such number, not less than three nor more than five, as may be designated in the by-laws and if not designated, as may from time to time be elected by the shareholders, except that when all of the outstanding shares are held of record by fewer than three shareholders, then there need be only as many directors as there are shareholders, but this shall not prevent a greater number of directors as aforesaid. Any director absent from a meeting of the Board of Directors, or any committee thereof, may be represented by any other director who may cast the absent director's vote according to his or her written instructions, general or special.

                                  ARTICLE VII

     Special meetings of shareholders may be called by the president or by a majority of the Board of Directors.
                                  ARTICLE VIII

     Without any necessity of action by the shareholders, previously authorized but unissued shares of stock of the corporation may be issued from time to time by the Board of Directors, and any and all shares so issued and paid for, shall be deemed full paid stock and not liable to any further assessment or call, and the holder of such shares shall not be liable for any further payment thereon.

                                   ARTICLE IX

     In the election of directors, each shareholder of record shall have the right to multiply the number of votes to which he or she is entitled by the number of directors to be elected, and to cast all such votes for one candidate, or distribute them among any two or more candidates.

                                   ARTICLE X

     Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question which is required by law or by these Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of shareholders.

                                   ARTICLE XI

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the board of directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this article, to the entity who or which would be entitled thereto had such reversion not occurred.

     THUS DONE AND PASSED IN MULTIPLE ORIGINALS in Harvey, State of Louisiana, on the day, month and year hereinabove set forth in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

WITNESSES:

       /s/
       -------------------

       /s/
       -------------------
                              /s/ Eric F. Skrmetta
                              --------------------
                              Eric F. Skrmetta



                      /s/ William L. Von Hoene
                      --------------------------------------------------
                      William L. Von Hoene, NOTARY PUBLIC

                                 INITIAL REPORT
                                       OF
                       LOUISIANA GAMING ENTERPRISES, INC.

                                   ARTICLE I

     The Corporation's registered office is located at and its municipal address is 501 Destrehan Avenue, Harvey, Louisiana 70058.

                                   ARTICLE II
     Its registered agent is Eric F. Skrmetta; his address is 501 Destrehan Avenue, Harvey, Louisiana 70058.

                                  ARTICLE III

     The first directors are:
     Eric F. Skrmetta         501 Destrehan Avenue
                              Harvey, Louisiana 70058



                              /s/ Eric F. Skrmetta
                              --------------------
                              Eric F. Skrmetta

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     --------------------------------------
                         BY DESIGNATED REGISTERED AGENT
                         ------------------------------


Corporations Department
Office of the Secretary of State
State of Louisiana

STATE OF LOUISIANA

PARISH OF JEFFERSON

     On the 22nd day of October, 1991, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared Eric F. Skrmetta, whose post office address is 501 Destrehan, Harvey, Louisiana 70058, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of LOUISIANA GAMING ENTERPRISES, INC., which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2, and 3.

                              /s/ Eric F. Skrmetta
                              --------------------
                              Eric F. Skrmetta
                              REGISTERED AGENT

Subscribed and sworn to before
me on the day, month, and year
first above set forth


/s/ William L. Von Hoene
-----------------------------------
William L. Von Hoene, Notary Public

   W. Fox McKeithen                          NOTICE OF CHANGE OF REGISTERED OFFICE
                                                AND/OR CHANGE OF REGISTERED AGENT
   Secretary of State                                 (R.S. 12.104 & 12.236)
                              --------------------------------------------------------------------------------
                               Domestic Corporation        Return to:      Corporations Division
                             (Business or Non-Profit)                      P.O. Box 94125
                             Enclose $20.00 filing fee                     Baton Rouge, LA  70804-3125
                            Make remittance payable to                     Phone (504) 925-4704
                                Secretary of State
                                 Do not send cash
--------------------------------------------------------------------------------------------------------------
Corporation Name      LOUISIANA GAMING ENTERPRISES, INC.
                      ----------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                    CHANGE OF LOCATION OF REGISTERED OFFICE

[Eligible]
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                         ---------------------------------

                         JASON A. RABALAIS, VICE PRESIDENT & GENERAL MANAGER
                         CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the Board of Directors of the above named corporation has authorized the change of the corporation's registered agent(s).
The name(s) and address(es) of the new registered agent(s) are as follows
MR.JASON A. RABALAIS, 4132 PETERS ROAD, HARVEY, LOUISIANA 70058
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


                         ---------------------------------
                         President, Vice President or Secretary
                         JASON A. RABALAIS, VICE PRESIDENT & GENERAL MANAGER

               AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

[Eligible]
------------------------------------------------------------------------------------------------------------
-----------------  .

                         JASON A. RABALAIS
                         ------------------------

                         ------------------------
                         Registered Agent(s)

Sworn to and subscribed before me this __________ day of __________, 19__

                          ------------------------
                                    Notary

                           UNANIMOUS WRITTEN CONSENT
                           -------------------------
                            OF THE SHAREHOLDERS OF
                            ----------------------
                      LOUISIANA GAMING ENTERPRISES, INC.
                      ----------------------------------

     Pursuant to La R.S. 12:76 and in lieu of a meeting of Shareholders of Louisiana Gaming Enterprises, Inc. (the "Corporation") for such purposes, the undersigned being all of the Shareholders of this Corporation, do hereby take and authorize by unanimous written consent each and all of the following actions for election of Directors as hereinafter set forth:

     RESOLVED, that the following named individuals are hereby elected as Directors of the Corporation effective immediately and shall serve until their respective successors are chosen and qualified:

          Robert F. List
          Timothy J. Parrot

     There being no further business to be taken by the undersigned Shareholders pursuant to this Unanimous Written Consent, each of the Shareholders has signed this Unanimous Written Consent as of the date indicated below, and this Unanimous Written Consent shall be filed with or otherwise entered on the minutes and other appropriate records of this Corporation.

     ____________________________, 1996.

                         Boomtown, Inc.
                         Sole Shareholder


                         By:___________________________
                            Timothy J. Parrot
                            Authorized Representative

                                  CERTIFICATE

     I, Secretary of Louisiana Gaming Enterprises, Inc. (the "Corporation"), hereby certify that the subscribers to the foregoing consent are the registered holders of all of the outstanding shares of the Corporation having voting powers on the matters set forth therein, on this ____ day of _________, 1996.

                         ____________________________________
                         Robert F. List
                         Secretary

                           UNANIMOUS WRITTEN CONSENT
                           -------------------------
                           OF THE BOARD OF DIRECTORS
                           -------------------------
                       LOUISIANA GAMING ENTERPRISES, INC.
                       ----------------------------------

     Pursuant to La R.S. 12:81C(9), and in lieu of a meeting of the Board of Directors for such purposes, the undersigned, being all of the Directors of Louisiana Gaming Enterprises, Inc. (the "Corporation") do hereby take and authorize by unanimous written consent each and all of the following actions for appointment of officers as hereinafter set forth:

     RESOLVED, that the following persons are nominated and elected as officers of the corporation effective immediately to serve until their respective successors are chosen and qualfied:

          Chairman of the Board - Timothy J. Parrot
          Chief Executive Officer - Timothy J. Parrot
          President - Phil Bryan
          Secretary/Treasurer - Robert F. List

     IN WITNESS WHEREOF, this Unanimous Written Consent has been executed by each Director of the Corporation on the date written below.



     /s/ Timothy J. Parrot                         September 2, 1996
     ------------------------------   ------------------------
     Timothy J. Parrot

     /s/ Robert F. List                            September 2, 1996
     ------------------------------   ------------------------
     Robert F. List

                                  CERTIFICATE

     I, Secretary of Louisiana Gaming Enterprises, Inc. (the "Corporation"), certify that the subscribers to the foregoing consent constitute all of the members of the Board of Directors of the Corporation having voting power on the matters set forth therein, on the 2nd day of Sept., 1996.
                                  -----        ------


                                        /s/
                                        ---------------------------
                                        Robert F. List
                                        Secretary